UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2013

SUPERVALU INC.

(Exact name of registrant as specified in its charter)

Delaware	1—5418	41—0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Flying Cloud Drive Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 828-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Issuance of 6.750% Senior Notes due 2021

On May 21, 2013, SUPERVALU INC. (the “Company”) issued and sold $400,000,000 in aggregate principal amount of its 6.750% Senior Notes due 2021 (the “Notes”), pursuant to the Indenture dated as of July 1, 1987, as amended and supplemented by the First Supplemental Indenture dated as of August 1, 1990, the Second Supplemental Indenture dated as of October 1, 1992, the Third Supplemental Indenture dated as of September 1, 1995, the Fourth Supplemental Indenture dated as of August 4, 1999, and the Fifth Supplemental Indenture dated as of September 17, 1999, each between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee (the Indenture, as amended and supplemented, the “Indenture”).  The Notes were sold pursuant to the Purchase Agreement dated May 16, 2013 by and among the Company and Goldman, Sachs & Co. and Credit Suisse Securities (USA) LLC, as representatives of the initial purchasers (the “Initial Purchasers”) party thereto.

The Notes are general unsecured obligations of the Company and are pari passu in right of payment with all other existing and future unsecured senior indebtedness of the Company, senior in right of payment to all future subordinated indebtedness of the Company and subordinate in right of payment to all existing and future secured obligations of the Company, to the extent of the value of the assets securing such obligations.  On the date of issuance of the Notes, the Notes will not be guaranteed by any of the Company’s subsidiaries and therefore the Notes are effectively subordinated in right of payment to all of the Company’s subsidiaries’ existing and future obligations.

Interest on the Notes will be paid on June 1 and December 1 of each year, beginning on December 1, 2013. The Notes will mature on June 1, 2021.  Prior to June 1, 2017, the Company may redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount plus a makewhole premium and accrued and unpaid interest, if any, to the date of redemption. On or after June 1, 2017, the Company has the option to redeem all or a portion of the notes at any time at the redemption prices set forth in the Notes.  In addition, prior to June 1, 2016, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of certain equity offerings at a redemption price equal to 106.750% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, provided that at least 65% of the Notes remain outstanding after the redemption. In addition, if the Company experiences a Change of Control (as defined in the Notes), the Company will be required to offer to purchase all of the Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

The Indenture and the Notes contain covenants that limit, among other things, the Company’s ability and the ability of certain of its subsidiaries to incur secured indebtedness and engage in sale and leaseback transactions.  The Indenture and the Notes do not contain any financial or operating covenants or restrictions on the payment of dividends, the incurrence of unsecured indebtedness, the entry into transactions with affiliates or the issuance or repurchase of securities by the Company or any of its subsidiaries.

The Company intends to use the net proceeds from this offering, together with borrowings under its amended and restated five-year $1 billion (subject to borrowing base availability) asset-based revolving credit facility (the “Amended ABL Facility”), to fund the purchase price (including accrued interest, the applicable tender premium and estimated transaction fees and expenses) of the $372,018,000 aggregate principal amount of the Company’s outstanding 8.000% Senior Notes due 2016 tendered and accepted by the Company for purchase pursuant to its previously announced modified “Dutch Auction” tender offer to purchase up to $372,018,000 (increased from $300,000,000) aggregate principal amount of such 8.000%

Senior Notes due 2016 (the “Debt Tender Offer”).

The foregoing summary of the Notes does not purport to be complete and is qualified in its entirety by reference to the Officers’ Certificate and Authentication Order dated May 21, 2013, for the 6.750% Senior Notes due 2021 (which includes the form of Note) filed as Exhibit 4.1 hereto, which is incorporated by reference herein.

On May 21, 2013, the Company issued a press release announcing the closing of the issuance and sale of the Notes.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, the Company entered into a Registration Rights Agreement, dated as of May 21, 2013 (the “Registration Rights Agreement”), with the representatives of the Initial Purchasers.  Under the Registration Rights Agreement, the Company agreed, among other things, to file with the Securities and Exchange Commission (the “SEC”) a registration statement under the Securities Act of 1933, as amended, to allow holders of the Notes to exchange their Notes (the “Exchange Offer”) for the same principal amount of a new issue of notes (the “Exchange Notes”) with identical terms, except that the Exchange Notes will not be subject to certain restrictions on transfer or to any increase in annual interest rate.  If the registration statement is not filed with the SEC on or prior to the 135th day after May 21, 2013, if it is not declared effective by the SEC on or prior to the 180th day after May 21, 2013 or the exchange offer is not completed on or prior to the 45th day that the registration statement becomes effective, the Company will be required to pay additional interest to the holders of the Notes.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement filed as Exhibit 4.2 hereto,  which is incorporated by reference herein.

Certain Relationships

The Initial Purchasers and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the Initial Purchasers and their respective affiliates have provided, and may in the future provide, a variety of these services to the Company and its affiliates, for which they received or will receive customary fees and expenses.  In addition, affiliates of each of the Initial Purchasers are agents and lenders under the Company’s Amended ABL Facility and the Amended and Restated Term Loan Agreement, dated May 16, 2013, among the Company, as Borrower and the subsidiaries of the Company named as loan parties therein, Goldman Sachs Bank, USA, as Administrative Agent and Collateral Agent, and the lenders parties thereto (the “Amended and Restated Term Loan Agreement”). Affiliates of Goldman, Sachs & Co. and Credit Suisse Securities (USA) LLC also acted as agents and arrangers and in other roles in connection with the Amended and Restated Term Loan Agreement.  In connection therewith, such parties and their affiliates received customary fees and commissions. Additionally, Goldman, Sachs & Co. is acting as dealer manager in connection with the Debt Tender Offer. In connection therewith, Goldman, Sachs & Co. will receive customary fees and commissions.

Item 2.03.    Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01    Other Events

On May 16, 2013, the Company issued a News Release announcing the early tender results of its offer to purchase for cash an aggregate principal amount of up to $300 million of its 8.000 percent Senior Notes due May 1, 2016 (the “2016 Notes”) which was commenced on May 2, 2013 (the “Offer”).  An aggregate principal amount of $372,018,000 of 2016 Notes was validly tendered (and not validly withdrawn) at or prior to the early tender deadline of midnight, New York City time, at the end of May 15, 2013 (the “Early Tender Time”) at a clearing price of $1,130 per $1,000 principal amount of Notes.  The Company also announced that it had increased the maximum amount of Notes to be purchased in the Offer from $300,000,000 to $372,018,000 and amended the financing condition applicable to the Offer.  A copy of this News Release is attached as Exhibit 99.2 and is incorporated herein by reference.

On May 21, 2013, the Company issued a News Release announcing the exercise of its early settlement right for all 2016 Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Time in connection with the Offer.  All of such tendered Notes were accepted for payment and settlement was made by the Company on May 21, 2013.  A copy of this News Release is attached as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
4.1

Officers’ Certificate and Authentication Order dated May 21, 2013, for the 6.750% Senior Notes due 2021 (which includes the form of Note) issued pursuant to the Indenture dated as of July 1, 1987, as amended and supplemented by the First Supplemental Indenture dated as of August 1, 1990, the Second Supplemental Indenture dated as of October 1, 1992, the Third Supplemental Indenture dated as of September 1, 1995, the Fourth Supplemental Indenture dated as of August 4, 1999, and the Fifth Supplemental Indenture dated as of September 17, 1999, each between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee.

4.2	Registration Rights Agreement dated May 21, 2013, by and among the Company and Goldman, Sachs & Co., and Credit Suisse Securities (USA) LLC as representatives of the initial purchasers party thereto.
99.1	Press Release of the Company issued on May 21, 2013 announcing the closing of the issuance and sale of the Notes.
99.2	Press Release of the Company issued on May 16, 2013 announcing the Early Tender Results, Pricing and Upsizing of the Tender Offer.
99.3	Press Release of the Company issued on May 21, 2013 announcing the early settlement of the Tender Offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2013

SUPERVALU INC.

By:	/s/ Sherry M. Smith

Sherry M. Smith
Executive Vice President and
Chief Financial Officer
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit Number	Description
4.1

Officers’ Certificate and Authentication Order dated May 21, 2013, for the 6.750% Senior Notes due 2021 (which includes the form of Note) issued pursuant to the Indenture dated as of July 1, 1987, as amended and supplemented by the First Supplemental Indenture dated as of August 1, 1990, the Second Supplemental Indenture dated as of October 1, 1992, the Third Supplemental Indenture dated as of September 1, 1995, the Fourth Supplemental Indenture dated as of August 4, 1999, and the Fifth Supplemental Indenture dated as of September 17, 1999, each between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee.

4.2	Registration Rights Agreement dated May 21, 2013, by and among the Company and Goldman, Sachs & Co., and Credit Suisse Securities (USA) LLC as representatives of the initial purchasers party thereto.
99.1	Press Release of the Company issued on May 21, 2013 announcing the closing of the issuance and sale of the Notes.
99.2	Press Release of the Company issued on May 16, 2013 announcing the Early Tender Results, Pricing and Upsizing of the Tender Offer.
99.3	Press Release of the Company issued on May 21, 2013 announcing the early settlement of the Tender Offer.